Exhibit 10.1

                               PURCHASE AGREEMENT
                  DATED FOR REFERENCE THE 23RD DAY OF MAY, 2007

Between:

USA URANIUM CORP., a Nevada corporation, whose address is 6204 Sugartree Ave., Las Vegas, NV 89141, (hereinafter, the "Purchaser").

and

JACK DAY, whose address is 993 West 400 North, Moab, UT 84532, and BOB SHUPE, whose address is #4 Orchard Way, Moab, UT 84532 (hereinafter, the "Vendors")

Whereas, the Vendors are the legal and beneficial owners of a 100% interest in eight (8) unpatented lode mining claims in Wayne county. Utah, namely the DS 1, 2 and 8 and BS 3,4,5,6 and 7, BLM Serial Numbers UMC391180 through UMC391187 (the "Claims" or the "DS and BS Claims"), free and clear of all encumbrances; AND WHEREAS the Purchaser wishes to purchase the Claims under the following conditions:

1. The Purchaser has agreed to pay to the Vendors an aggregate total of US $1,000,000.00, as follows:

     (a)  US $5,000 (receipt of which is acknowledged)
     (b) US $20,000.00 on signing which shall be deemed to be May 23rd, 2007(the "Effective Date") and by June 1st, 2007 (the "Closing Date") and issue to the Vendors 200,000 restricted shares of its $0.001 par value common stock pursuant to the terms and conditions of Rule 144 as it may apply, which for greater certainty will be issued by the Board of Directors as of that date, but which will take a minimum of thirty days to obtain printed banknote certificates and deliver same to the Vendors;
     (c)  US S 25,000.00 in six months after the Closing Date;
     (d)  US $50,000.00 in twelve months after the Closing Date;
     (e)  US $100,000.00 in eighteen months after the Closing Date;
     (d)  US $100,000.00 in twenty-four months after the Closing Date;
     (e)  US $100,000.00 in thirty months after the Closing Date;
     (f)  US $100,000.00 in thirty-six months after the Closing Date;
     (g)  US $100,000.00 in forty-two months after the Closing Date;
     (h)  US $100,000.00 in forty-eight months after the Closing Date;
     (i)  US $100,000.00 in fifty-four months after the Closing Date; and
     (j)  US $200,000.00 in sixty months after the Closing Date.

2. Incur the following exploration expenditures on or with respect to the Claims, on or before the following dates:

     (i)  $500,000 on or before 36 months following June 1st, 2007;

     (ii) For purposes hereof, "exploration expenditures" means all expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Company from the Execution Date in connection with the Property; including, moneys expended in maintaining the Property in good standing and in applying for and securing all necessary leases or permits; moneys expended toward all taxes, fees and rentals; moneys expended in doing and filing assessment work; expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geophysical, geochemical and geological surveying, diamond drilling and drifting, raising and other underground work, assaying and metallurgical testing and engineering, environmental studies, data preparation and analysis; costs of acquiring research materials, reports and data; costs of paying the fees, wages, salaries, traveling expenses, and fringe benefits (whether or not required by law) of all persons engaged directly in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons; and including a charge in lieu of overhead, management and other unallocable costs equal to ten (10%) percent of all such expenditures for contracts of less than $100,000, and five (5%) percent for contracts of $100,000 or more.

3. The closing of the purchase of the Claims by the Purchaser shall take place at the Closing. The Vendors hereby and at the Closing represent and warrant that:

     (a) they are, subject to the paramount rights of the United States, the owners of an undivided 100% legal and beneficial interest in and to the Claims;

     (b) the Claims arc free and clear of any encumbrances, liens or charges and neither they nor any of their predecessors in interest or title have done anything whereby the Claims may be encumbered;

     (c) the Claims are in good standing under all applicable laws and regulations and all assessment work or claim maintenance fees required by applicable law has becn performed and filed and all taxes have been paid;

     (d) the Claims have been properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situated, and that there are no disputes over title to the Claims, except that no representation is made related to the existence of discovery of valuable mineral within the Claims;
     (e) they have the right to enter into this Agreement and to dispose of 100% of their right, title and interest in and to the Claims to the Purchaser;
     (e) upon the execution of this agreement, the Vendors shall execute and deliver a quit claim deed or such other documents as the Purchaser may reasonably require transferring 100% of their right, title and interest in and to the Claims to the Purchaser, which deed shall be in the form of the Quitclaim Deed attached hereto as Appendix A. Purchaser shall record the Quitclaim Deed in the official records of Wayne County immediately after Closing and shall also file a copy thereof with the Utah State Office of the Bureau of Land Management as a Notice of Transfer of Interest not more than 90 days after Closing, and:
     (f) to the knowledge of the Vendors there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof or interest therein and no person holds any royalty or interest whatsoever in production or profits from the Claims or any portion thereof

     The representations and warranties herein shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Purchase Agreement and there shall be no merger of any representations and warranties in such assignments, conveyances, transfers and documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Purchaser shall have the right to waive any representation and warranty made by the Vendors in the Purchaser's favor without prejudice to any of its recourses with respect to any other breach by the Vendor. All of the representations and warranties contained in this Agreement shall survive the closing of this transaction.

4. The Purchaser agrees to indemnify and save harmless the Vendors from and against all suits, claims, demands, losses and expenses that directly arise from the Purchaser's activities on the Claims. The Vendors hereby reciprocally indemnify and save harmless the Purchaser from and against all suits, claims, demands, losses and expenses that directly arise from the Vendors' activities on the Claims.

5. (a) The Vendors represent that all available data (both relating to exploration and the interpretive results of exploration) and sampling relating to the Claims in the possession of or controlled by the Vendors has been delivered to the Purchaser. Vendors represent that to the best of their knowledge and belief the data is accurate and the interpretation made in good faith.
     (b) The Purchaser shall, annually, provide to the Vendors any and all reports, maps, assay results, drill logs and other geological, geophysical or engineering information relating to the Claims.

6. This Purchase Agreement will be binding after execution of this document. The parties may enter into a more formal purchase agreement, but until the formal agreement is signed, the parties will he bound by the terms of this Purchase Agreement.

7.   The parties further agree that:

     (a) Each of the parties hereby covenants and agrees to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Purchase Agreement.

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
     (b) The representations, warranties and covenants in this Purchase Agreement will survive any closing or advance of funds and, notwithstanding such closing or advances, will continue in full force and effect.

     (c) Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

          i. the same day if given by personal service or if transmitted by fax; and
          ii. the fifth business day next following the day of posting if sent by regular post.

     (d) This Purchase Agreement will be governed by and be construed in accordance with the laws of the State of Nevada and applicable laws of the United States concerning unpatented mining claims. Any disputes between the parties shall be settled by arbitration under the terms of the Arbitration Provisions appended hereto as Appendix B.

     (e) This Purchase Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may he.

     (f) This Purchase Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and appendices form a part of and are incorporated by reference into this Purchase Agreement.

     (g) No modification or amendment to this Purchase Agreement may be made unless agreed to by the parties thereto in writing.

     (h) If any provision of this Purchase Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

     (i)  Time is of the essence.

     (j) This Purchase Agreement may be executed in any number of counterparts with the same effect as if all parties to this Purchase Agreement had signed the same document and all counterparts will he construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

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
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Purchase Agreement as of the Closing Date.

                                           PURCHASER:

                                           USA URANIUM CORP.

                                           By: /s/ E. Barth
                                              ----------------------------


                                           VENDORS:


                                              /s/ Jack Day
                                              ----------------------------
                                              Jack Day


                                              /s/ Bob Shupe
                                              ----------------------------
                                              Bob Shupe

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
                                   APPENDIX A


                                 QUITCLAIM DEED

FOR AND IN CONSIDERATION of royalties reserved hereunder and the promises made under the terms of that certain Purchase Agreement made and entered into as of the 23rd day of May, 2007 (the "Effective Date"), JACK DAY, whose address is 993 West 400 North, Moab, UT 84532, and BOB SHUPE, whose address is #4 Orchard Way, Moab, UT 849532 ("Grantors"), do hereby quitclaim unto USA URANIUM CORP., a Nevada corporation, whose address is 6204 Sugartree Ave., Las Vegas, NV 89141 ("Grantee"), all of their right, title and interest in and to the following unpatented lode mining claims located in Wayne County, Utah (the "Claims"), the location notices of which are of record in the official records of Wayne County and in the Utah State Office of the Bureau of Land Management as follows:

Name of Claim             Wayne County Recording               BLM Serial Number
-------------             ----------------------               -----------------
DS 1             Ent 137318; Book 195; Page 831                    UMC391186
DS 2             Ent 137319; Book 195; Page 832                    UMC391187
DS 8             Ent 137325; Book 195; Page 838                    UMC391185
BS 3-7           Ent 137320-24; Book 195; Pages 833-837            UMC391180-184

1. NOTICES

     All notices required or permitted to be given hereunder shall be given in writing and shall be sent by the parties by registered or certified mail, telex, facsimile transmission or by express delivery service to the address set forth in the identification of the parties in the headings of this Quitclaim Deed or to such other address as either party may later designate by like notice to the other. All notices required or permitted to be given hereunder shall be deemed to have been given upon the earliest of(l) actual receipt, (2) acknowledgment in any form of receipt of telex or facsimile transmission, (3) the business day next following deposit with an express delivery service, properly addressed, or
(4) seventy-two (72) hours after deposit with the U.S. Mails properly addressed with postage prepaid.

2. INTERPRETATION

     a. GOVERNING LAW; VENUE. The provisions and interpretation of this Quitelaim Deed shall be governed by the laws of the State of Nevada without regard to conflicts of laws principles. Any dispute concerning this Quitclaim Deed shall be adjudicated in either the state or federal courts in and for the State of Nevada.

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
     h. INVALIDITY OF PROVISIONS. If any term or other provision of this Quitclaim Deed is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Quitclaim Deed shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Quitclaim Deed so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, the Grantors have executed and delivered this Quitclaim Deed as of the ___ day of May 2007.

                                           GRANTORS:


                                           By:
                                              ----------------------------
                                              Jack Day


                                           By:
                                              ----------------------------
                                              Bob Shupe


     The undersigned Grantee hereby accepts this Quitclaim Deed.

                                           GRANTEE:

                                           USA URANIUM CORP.


                                           By:
                                              ----------------------------

STATE OF UTAH        )
                     ) ss.
COUNTY OF            )

     On this ______ day of _______ 2007, before me, the undersigned notary public appeared Jack Day, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                                              --------------------------------
                                              NOTARY PUBLIC, State of Utah
                                              Residing at: ___________________
                                              Commission Expires: ____________

STATE OF UTAH        )
                     ) ss.
COUNTY OF            )

     On this ______ day of _______ 2007, before me, the undersigned notary public appeared Bob Shupe, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                                              --------------------------------
                                              NOTARY PUBLIC, State of Utah
                                              Residing at: ___________________
                                              Commission Expires: ____________


PROVINCE OF BRITISH COLUMBIA
                                ) ss.
                                )

     The foregoing instrument was acknowledged before me this _____ day of May 2007, by __________________ of USA URANIUM CORP. a Nevada corporation. for and on behalf of the corporation.


                                              --------------------------------
                                              Notary Public

                                   APPENDIX B

                             ARBITRATION PROVISIONS

I. PURPOSE.

     The following procedures and substantive matters shall he followed to resolve disputes arising under or relating to the Agreement, including but not limited to allegations that the Agreement has been terminated.

II. DEFINITIONS.

     For purposes of these Arbitration Provisions capitalized words and phrases defined in the Agreement shall have the same meaning herein, unless otherwise defined in these Arbitration Provisions.

     A. "Agreement" shall mean the agreement to which these Arbitration Provisions arc appended

     B.   "AAA" shall mean the American Arbitration Association.

     C. "Arbitration Rules" shall mean the Commercial Arbitration Rules of the AAA.

     D. Effective Date" shall mean the date stated as the effective date of the Agreement.

     F. "Party" or "Parties" means a party to the Agreement who is a Claimant or Respondent.

     F. "Claimant" shall have the meaning given in Section 1I1b of these Arbitration Provisions.

     G. "Respondent" shall have the meaning given in Section llI.b of these Arbitration Provisions.

III. ARBITRATION.

     a. RESOLUTION OF DISPUTES. Any dispute, controversy or claim arising out of or relating to the Agreement or the subject matter of the Agreement, or the breach, termination, or invalidity of the Agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect on the Effective Date, except as otherwise provided herein.

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
     b. APPOINTMENT OF ARBITRATOR(S). There shall be one arbitrator appointed by the Parties If the Parties fail to agree on a single arbitrator within 20 days after arbitration is initiated, there shall be three arbitrators, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any Party. The Party initiating arbitration ("Claimant") and the Party named as respondent ("Respondent") shall each name an arbitrator in the manner provided by the Commercial Arbitration Rules specified above. Such arbitrators.

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